Exhibit 10.23

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

Triple asterisks denote omissions.

Amendment No. 1 to Agreement

(“Amendment No. 1”)

Date: August 9, 2012

Name of Original Agreement:	Research Collaboration and License Agreement (the “Agreement”)

Effective Date of Original Agreement:	October 13, 2010 (“Effective Date”)

Parties:	Pfizer Inc. (“Pfizer”) and MacroGenics, Inc. (“MacroGenics”)

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties hereto desire to amend, among other things, certain terms of the Agreement including increasing, by 1 month, the time allowed for Target Substitution.

NOW, THEREFORE, in order to accommodate the changes, the parties have agreed as follows:

1. Sections 2.1.3, 2.1.4 2.1.5, and 9.4 of the Agreement are revised to read, in their entirety, as follows:

2.13 Substitution of Targets. Pfizer may request that additional Targets be substituted on a one-for-one basis for the Second Research Project Target or any Reserved Target in accordance with this Section 02.1.3.

a.	At any time within *** following the Effective Date, Pfizer may substitute, without limitation on the number of substitutions and on a one-for-one basis, for the Second Research Project Target and the Reserved Targets.

b.	At any time beginning *** after the Effective Date and continuing until the earlier of (i) *** following the Effective Date, and (ii) ***, Pfizer may request that additional Targets be substituted on a one-for-one basis for any existing Reserved Targets.

c.

Subject to (d), MacroGenics will allow such substitutions set forth in (a) and (b), except that it may decline a proposed Target substitution based on (i) *** *** shall not decline a proposed Target substitution based on clause (i) or (ii) unless such agreement or term sheet with such Third Party precludes or limits MacroGenics’ ability to perform research regarding such Target or to grant Pfizer the rights to be granted by MacroGenics to Pfizer under this Agreement. In addition to the foregoing conditions upon which MacroGenics may decline a proposed Target substitution, MacroGenics may, in its sole discretion, veto up to *** proposed Target substitutions proposed during the period specified in Section 2.1.3(b) by Pfizer for any reason and *** proposed Target substitution proposed during the period specified in Section 2.1.3(a) by Pfizer for any reason. Any Targets substituted for an existing Reserved Target will then be deemed to be included within the definition of Reserved Targets.

d.	Notwithstanding any other provision of this Agreement, during the *** following the Effective Date, MacroGenics at its sole discretion shall be entitled to decline any substitutions under 2.1.3(b) for any reason in addition to any Target substitutions declined under 2.1.3(c).

2.14 Elevation of Reserved Targets. At any time in the *** following the Effective Date, Pfizer may submit a written notice to MacroGenics that up to two Reserved Targets will be substituted for any then-designated Research Project Target on a one-for-one basis. Any such Reserved Target substituted for an existing Research Project Target will then be deemed to be included within the definition of Research Project Target.

2.15 Former Reserved Targets. Any Reserved Targets shall cease to be a Reserved Target for all purposes under this Agreement (including under Section 4.5) upon the earlier of (a) replacement of such Reserved Target with a new Target in accordance with Section 2.1.3(b), or (b) *** following the Effective Date.

9.4 Termination by Pfizer without Cause. Pfizer shall have the right to terminate the Agreement at any time for any or no reason, on a Research Project Target-by-Research Project Target basis, by providing *** advance written notice of such termination to MacroGenics; provided that, during the first *** following the Effective Date, Pfizer will retain at least one Research Project Target under the Research Program. Commencing *** following the Effective Date, Pfizer shall have the right, exercisable upon *** prior written notice to MacroGenics, to terminate this Agreement at any time for any or no reason either (a) in its entirety or (b) on a Research Project Target-by-Research Project Target basis.

2. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

3. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

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*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and SCRX have executed this Amendment No. 1 as of the date first above written.

MacroGenics, Inc.		Pfizer Inc.

By	/s/ Scott Koenig	By	/s/ Steven Adams
Print Name:	Scott Koenig	Print Name:	Steven Adams
Title:	CEO	Title:	SR Director Operations Oncology Research
	(Duly authorized)		(Duly authorized)

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*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.